Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of [                    ], is by and between Citizens, Inc., a Colorado corporation (the “Company”), and [                    ] (the “Indemnitee”).

WHEREAS Indemnitee is a director of the Company;

WHEREAS the Company and Indemnitee each recognize the increased risk of litigation and other claims being asserted against directors of public companies;

WHEREAS the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract the most capable directors is in the best interests of the Company and that the Company should therefore seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability to procure Indemnitee’s [continued] service as a director of the Company and enhance Indemnitee’s ability to serve the Company effectively, and to provide that protection pursuant to express contractual rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(f) below) to, Indemnitee as set forth in this Agreement and for the [continued] coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to [continue to] provide services to the Company, the parties agree as follows:

1.    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)    “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)     “Claim” means:

(i)    any threatened, pending or completed action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law or regulation, and/or any appeal therefrom; or

(ii)    any formal or informal inquiry, hearing, or investigation that the Indemnitee determines could reasonably be expected to lead to the institution of any such action, suit, proceeding, or alternative dispute resolution mechanism.

(c)    “Court” shall have the meaning ascribed to it in Section 20 below.

(d)    “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)    “Expenses” means any and all costs and expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in, or participating in, or preparing to defend, be a witness in, or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) for purposes of Section 23 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)    “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 23.

(g)    “Indemnifiable Event” means any event or occurrence, whether occurring before, on, or after the date of this Agreement, arising from or in connection with or otherwise related to the fact that Indemnitee is or was a director, officer, employee, or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee, or agent of any other corporation, limited liability company, partnership, joint venture, trust, or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of any action or inaction (or alleged action or inaction) by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(h)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)    “Losses” means any and all Expenses, judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan), amounts paid in settlement, and any interest charges imposed in respect of any thereof.

(j)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(k)    “Proper Group Determination” means a determination by the Board via a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of Disinterested Directors. If a quorum cannot be obtained, the Proper Group Determination shall be made by a majority vote of a committee of the Board that has been designated by the Board, which committee shall consist of two or more Disinterested Directors, except that directors who are parties to the proceeding may participate in the designation of Disinterested Directors for the committee. Finally, if such a quorum of the Board cannot be obtained and such a committee cannot be established, or even if a quorum is obtained or the committee is designated and a majority of the directors constituting such quorum or committee so directs, the Proper Group Determination shall be made: (i) by Independent Counsel selected in the manner contemplated by the first two sentences of this definition of Proper Group Determination, or if such a quorum of the full Board cannot be obtained and such a committee cannot be established, by Independent Counsel selected by a majority vote of the full Board (including directors who are parties to the action) or (ii) by the shareholders.

(l)    “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 8(b) below.

2.    Services to the Company. Indemnitee agrees to serve as a director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such a capacity. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and Indemnitee. Indemnitee specifically acknowledges that his or her service to the Company or any of its subsidiaries or Enterprise is at will and Indemnitee may be discharged at any time for any reason, with or without cause, except as otherwise may be provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries or Enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director of the Company, by the Company’s Constituent Documents or Colorado law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise, as provided in Section 11 hereof.

3.    Indemnification. Subject to Section 8 and Section 9 of this Agreement, if Indemnitee at any time was or is or becomes a party to, witness in, or participant in, or is threatened to be made a party to, witness in, or participant in, any Claim or Claims by reason of or arising in whole or in part out of any Indemnifiable Event, including, without limitation, any Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness, the Company shall indemnify Indemnitee, and hold Indemnitee harmless, from and against any and all Losses incurred by Indemnitee as a result of, or otherwise in connection with, such Claim or Claims, in each and any case to the fullest extent authorized or permitted by the laws of the State of Colorado. For the avoidance of doubt, “the fullest extent authorized or permitted by the laws of the State of Colorado” shall include, but not be limited to: (i) the fullest extent authorized or permitted by the Colorado Business Corporation Act (the “Act”) as in effect on the date hereof; and (ii) the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement and any change in judicial interpretation of the Act which occurs after the date of this Agreement, in each case, that increases the extent to which a corporation may indemnify its directors; provided that no change in the Act, by way of amendment, replacement, judicial interpretation, or otherwise, shall have the effect of reducing the benefits available to the Indemnitee hereunder under Colorado Law as in effect on the date hereof or as such benefits may subsequently be increased as a result of any amendment, replacement, judicial interpretation, or other change.

4.    Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim by reason of or arising out of an Indemnifiable Event upon:

(a)    a Proper Group Determination that the facts as then known to the group would not preclude indemnification; and

(b)    Indemnitee’s written affirmation that: (a) in his or her good faith belief, Indemnitee has conducted himself or herself in good faith and in a manner he or she reasonably believed was (i) in the case of conduct in Indemnitee’s official capacity with the Company, in the Company’s best interests, and (ii) in all other cases, not opposed to the Company’s best interests; and (b) in the case of any criminal proceeding, Indemnitee had no reasonable cause to believe that his or her conduct was unlawful.

Without limiting the generality or effect of the foregoing, within ten days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall provide such supporting documentation as the Company may reasonably request but shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an irrevocable undertaking by Indemnitee to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Section 4 in respect of Expenses relating to, arising out of or resulting from any Claim in respect of which it shall be determined, pursuant to Section 8, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and shall be accepted without reference to Indemnitee’s financial ability to make repayment. No interest shall be charged thereon.

5.    Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.    Notification and Defense of Claims.

(a)    Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based on the information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure; however, the Company shall not be liable to indemnify Indemnitee under this Agreement with respect to any judicial award in a Claim related to an Indemnifiable Event if the Company was not given a reasonable opportunity to participate at its expense in the defense of such action. If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall use reasonable efforts to give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b)    Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.

7.    Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent

Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 8 below.

8.    Determination of Right to Indemnification.

(a)    Indemnification for Successfully-Defended Claims; Indemnification as a Witness.

(i)    To the extent that Indemnitee shall have been successful, on the merits or otherwise, in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent authorized or permitted by the laws of the State of Colorado, and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(ii)    To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent authorized or permitted by the laws of the State of Colorado and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(b)    Standard of Conduct Determination. To the extent that the provisions of Section 8(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3, to the fullest extent authorized or permitted by the laws of the State of Colorado, provided that any determination of whether Indemnitee has satisfied any applicable standard of conduct under Colorado law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim, and any determination that Expense Advances in respect of such Claims must be repaid to the Company (in either case, a “Standard of Conduct Determination”), shall be made by Proper Group Determination. Without limiting the generality of the foregoing, to the extent required by the laws of the State of Colorado, the Standard of Conduct Determination for indemnification covered by this Section 8(b) shall include the determination: (a) that Indemnitee’s conduct was in good faith; (b) that Indemnitee reasonably believed that such conduct was (i) in case of conduct in Indemnitee’s official capacity with the Company, in the Company’s best interests, and (ii) in all other cases, not opposed to the Company’s best interests; and (c) in the case of any criminal proceeding, that Indemnitee had no reasonable cause to believe that his or her conduct was unlawful.

(c)    To the fullest extent authorized or permitted by the laws of the State of Colorado, the Company shall indemnify and hold harmless Indemnitee from and against and, if requested by Indemnitee, shall advance to Indemnitee, within ten days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(d)    Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 8(b) shall not have made a determination within 30 days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 7 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then, to the fullest extent authorized or permitted by the laws of the State of Colorado, Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30 day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(e)    Payment of Indemnification. If, in regard to any Losses:

(i)    Indemnitee shall be entitled to indemnification pursuant to Section 8(a); or

(ii)    no Standard Conduct Determination is legally required as a condition to the indemnification of Indemnitee hereunder; or

(iii)    it is determined pursuant to Section 8(b) that Indemnitee has satisfied the applicable standard of conduct required as a condition to indemnification under Colorado Law (or Indemnitee is deemed to have satisfied such applicable standard of conduct pursuant to Section 8(d));

then the Company shall pay to Indemnitee, within ten days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(f)    Selection of Independent Counsel for Standard of Conduct Determination. If a Proper Group Determination is to be made by Independent Counsel pursuant to Section 1(l), the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. Indemnitee may, within five days after receiving written notice of selection from the Company, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the Company may, at its option, select an alternative Independent Counsel and give written notice to Indemnitee advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(f) to make the Proper Group Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 8(f) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(f), as the case may be, either the Company or Indemnitee may petition the Court to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with any Proper Group Determination by Independent Counsel.

(g)    Presumptions and Defenses.

(i)    Indemnitee’s Entitlement to Indemnification. In making any Proper Group Determination with eligibility of Indemnitee under Colorado law to be indemnified and/or receive Expense Advances hereunder, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification and/or Expense Advances, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any such Proper Group Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct for indemnification or Expense Advances may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or Expense Advances by the Company hereunder or to create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii)    Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)    No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv)    Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v)    Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 8(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 8(a)(i). The Company shall have the burden of proof to overcome this presumption.

9.    Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a)    indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee (including any proceedings against the Company or its directors, officers, employees or other indemnitees) and not by way of defense, except (i) proceedings referenced in Section 23 (unless a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous) and (ii) where the Company has joined in or the Board has consented to the initiation of such proceedings;

(b)    indemnify Indemnitee if a final decision by a court of competent jurisdiction (which final decision is not subject to appeal) determines that such indemnification is prohibited by applicable law;

(c)    indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(d)    indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act or under any rules or regulations related to clawbacks of compensation adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act).

10.    Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent.

11.    Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

12.    Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the Act, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

13.    Liability Insurance. For the duration of Indemnitee’s service as an officer, director, agent, or employee of the Company or any subsidiary of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is appropriate in the good faith determination of a majority of the Board. Prior to the termination of any such insurance policy, if the Company would otherwise have no insurance policy then in place that would cover Indemnitee for any Claims that might thereafter be made with respect to Indemnifiable Events occurring while Indemnitee was an officer, director, agent, or employee of the Company or any subsidiary of the Company, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to obtain run-off or “tail” coverage with respect to all Claims covered by any policies of directors’ and officers’ liability insurance obtained by the Company pursuant to the preceding sentence, to extend the discovery or reporting period for such Claims through the six-year period following any Indemnifiable Event to which any such Claim relates. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

14.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

15.    Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16.    Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

17.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all, or a substantial part of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

18.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon any such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:

(a)    if to Indemnitee, to the address set forth on the signature page hereto.

(b)    if to the Company, to:

Citizens, Inc.

Attn: General Counsel

2900 Esperanza Crossing, 2nd Floor

Austin, Texas 78758

Telephone: (512) 837-7100

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

20.    Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the federal and state courts located in Travis County, Texas, as applicable (the “Courts”) and not in any other state or federal court in the United States, (b) consent to submit to the jurisdiction of the Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Court lacks venue or that any such action or proceeding brought in the Court has been brought in an improper or inconvenient forum.

21.    Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

23.    Indemnification for Expenses in Enforcing Rights. To the fullest extent authorized or permitted by the laws of the State of Colorado, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement or any Other Indemnity Provisions relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies from time to time maintained or required to be maintained by the Company. However, if Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 23 shall be repaid.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CITIZENS, INC.
By:
Name:
Title:

INDEMNITEE

By:
Name:
Address:

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